Exhibit 99.1

Xicor Announces Second Quarter 2003 Earnings Results; Company Reports Strong Analog Mixed-Signal Revenue Growth, Gross Margin Expansion And a Return to Profitability

    MILPITAS, Calif.--(BUSINESS WIRE)--July 23, 2003--Xicor, Inc. (Nasdaq:XICO), a leading supplier of high performance analog and mixed-signal integrated circuits today announced results for the Company's second quarter of fiscal year 2003.
    Revenue for the second quarter of fiscal 2003 was $10.1 million compared to $9.6 million in the prior quarter. Mixed-signal sales were $7.5 million up 9% from $6.9 million in the prior quarter and up 23% from $6.1 million in the same quarter a year ago.
    The Company's gross margin percentage for the quarter was 53% up from 51% in the prior quarter. R&D and SG&A expenses were $5.2 million for the quarter down from $5.4 million in the prior quarter and net interest expense for the quarter was $44,000 down from $663,000 in the prior quarter.
    On a GAAP basis the Company reported net income of $2.6 million or $0.09 per share compared to a loss of $1.4 million or $0.06 per share in the first quarter of 2003. Net income for the quarter includes a one-time gain of $2.7 million on the repurchase of the Company's subordinated convertible debt and $225,000 in expense from amortized intangible assets associated with the Company's acquisition of Analog Integration Partners in April of 2002.
    Excluding the one-time gain from the repurchase of the Company's subordinated convertible debt and the ongoing expense of amortized intangible assets, second quarter 2003 net income was $106,000 compared to a loss of $1.2 million in the prior quarter.
    According to Xicor President and CEO, Lou DiNardo, "During the second quarter of 2003 we achieved our previously announced plan for breakeven performance on $10 million in sales. This significant achievement is founded in our commitment to profitable growth and the hard work of our employees. Our employees have a great deal to be proud of as we have executed well in all areas.
    Mr. DiNardo continued, "Growth in our analog mixed-signal business, gross margin expansion, prudence in spending and the elimination of long-term debt associated with the convertible notes all contributed to our success this quarter.
    "We are focused on building a broad line of high performance analog and mixed-signal products that can provide annuity revenue and sustainable high gross margins. Our strategy also allows us to capitalize on large vertical markets when we have compelling technology or intellectual property as is the case in the Flat Panel Display Controller area and Smart Battery Management. Our product announcements made over the last twelve months have been impressive and are a reflection of this strategy. Our new products are the basis for our design win program and plans for growth."

    New Product Introductions:

    X60008 Ultra Low Power Precision Voltage References represents best-in-class precision voltage reference specifications and unparalleled ultra low power. The first in a family of products based on FGA(TM) (Floating Gate Analog) these products are targeted at high performance test and measurement systems as well as battery powered digital electronics. The X60008 provides pin-compatible upgrades to industry standard products with improved performance.
    X3101 Battery Management product complements the previously released X3100. These products represent a new generation of battery management controllers that integrate cell balancing and gas gauge electronics for charging and battery management applications. The X3100 and X3101 allow customers to monitor individual cell voltages and currents for the safe operation of battery packs. These products address the requirements for 3-cell and 4-cell lithium ion and lithium polymer battery systems in notebook computers, medical electronics and industrial applications.
    X90100 Digitally Controlled Capacitor provides digitally tunable capacitance for a wide variety of electronic equipment. With 32 discrete capacitive settings the X90100 is well suited for any portable device that provides wireless connectivity with an RF (Radio Frequency) interface.
    X93154 Low Cost 32-Tap Digital Potentiometer is the lowest cost and smallest non-volatile digital potentiometer available. This device was designed specifically for the needs of cellular handset manufacturers to set brightness and contrast or control flicker in passive or active matrix displays. The device also can be used in volume control applications or any other electronic trimming scheme where 32 discrete steps of resistance are adequate.
    X9455 Dual Multi-Wiper Digital Potentiometer is the first product to offer two digitally controlled potentiometers each with a twin wiper configuration. The twin-wiper structure of the X9455 can be used for multiple reference generation, window comparator applications, feedback networks and differential voltage applications that require accurate offset adjustment and tight voltage tracking.
    X9252 Quad 256-Tap Digital Potentiometer expands the existing family of 256-tap digitally controlled potentiometers with a flexible array of interfaces and density of high resolution devices in a single package. The product serves the needs of customers that require accurate system calibration where space is a concern.
    X9318 High Voltage Digital Potentiometer is designed to expand the company's leading portfolio of digitally controlled potentiometers with high voltage capability. The product targets many applications including test and measurement, industrial control, medical electronics, automotive electronics and telemetry systems.
    X9460 Dual 32-tap Digitally Programmable Potentiometer offers a combination of performance and features ideally suited for audio applications. This device enables full digital control of audio volume via front panel push buttons or remote control, eliminating the mechanical potentiometers traditionally used for this function. A resolution of 6-bits for 0 to -62dB of audio level control range, plus a -90dB mute, makes it ideal for adjusting audio signals in preamplifier stages of audio equipment.
    X80000 and X80001 Smart Power Management products integrate power sequencing and hot swap functions with an SMBus interface to enable intelligent power supply control in multi- card -48V backplane applications.
    X80070, X80071, X80072, and X80073, a new generation of negative supply Hot Swap Controllers. These devices allow for insertion and extraction of Line Cards, Network Interface Cards and other peripherals while -48V power is present on the backplane.
    X80010, X80011, X80012, and X80013 Smart Power Management products integrate power supply sequencing, system management, and hot swap functions to provide a complete solution that addresses power distribution from a -48V backplane.
    X80140-series, X80130-series and X80120-series Time-Based Power Sequencers can sequence and monitor 5 independent DC-to-DC converters via an SMBus interface. Through this interface, sequence delays as well as other power management functions can be programmed into on-chip EEPROM. This allows sequencing and monitoring features to be customized at the board level for optimal power management performance.
    X80200 Multi-Voltage Power Supply Sequencer is designed for systems with multiple voltages where control of the on/off state of individual supplies and the sequencing of those supplies is critical to system performance. Target markets include test and measurement systems, computer and peripherals as well as communications systems and industrial equipment.
    X40010 and X400XX family of advanced Dual Voltage Supervisory products integrate power-on-reset, watchdog timer and two low voltage sense monitors on a single device. The Dual Supervisor family includes additional feature options such as 1% accurate voltage monitors, two separate reset outputs and a fault detection register that enables improved overall system reliability and performance. These products are ideal for advanced computing and communication applications, audio and video systems, industrial controls and portable instrumentation that typically operate on multiple supply voltages, including a processor core voltage as low as 1V.
    X9530 Laser Diode Bias Controller for Gigabit Fiber Optic Transceivers incorporates Dual Temperature Compensated Current Sources and has 2K bits of on-chip programmable EEPROM that are accessible through a 2-wire serial interface.
    X90610/11/12 Dual Programmable Current Sources are designed for use in systems requiring bias control. This family of devices addresses the requirement for in-system tuning of bias current in electronic systems where temperature compensation or other complex transfer functions are required. The wide variety of features incorporated into this family of products includes a temperature sensor, analog-to-digital converter, look-up table and two current output digital-to-analog converters.
    X9470 RF Power Amplifier Bias Controller integrates all of the critical functional elements needed to provide system designers with an easily implemented solution for optimizing LDMOS Power Amplifier performance. The target application for this product is next generation cellular base stations.
    Mr. DiNardo concluded, "We are maintaining our focus on the expansion of our high performance analog and mixed-signal product offering. We are expanding our account base and leveraging our resources on high confidence design win activity while we continue to aggressively manage our cost of goods sold and operating expenses as well as our balance sheet. During the first half of our fiscal 2003 we made substantial progress in all of these areas.
    "Based on our current backlog and customer activity, we expect total sales in the third quarter of fiscal year 2003 to be in the range of $10.2 to $10.8 million. Our strategy remains intact and our execution is leading to results."

    Conference Call Details

    A live webcast of the conference call to discuss the second quarter 2003 financial results for Xicor, Inc. will take place on July 23, 2003 at 6:00 p.m. Eastern Time. The webcast will be publicly available at http://www.vcall.com and http://www.xicor.com.
    In addition, a standard telephone instant replay of the conference call is available by dialing (303) 590-3000, followed by the passcode 534846#. The telephone instant replay service is available from July 23, 2003 through July 30, 2003.

    About Xicor

    Xicor designs, develops and markets high performance analog mixed-signal integrated circuits used in communications, computing, networking and industrial applications. Xicor's Mixed-Signal Products include data conversion products, power management integrated circuits, application specific standard products and interface devices. Xicor's programmable analog mixed-signal components regulate, control, convert and manage various voltages and currents through the use of a serial interface and internal EEPROM.
    Xicor product, corporate and financial information is readily available on the World Wide Web at http://www.xicor.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our projection that based on our current backlog and customer activity, we expect total sales in the third quarter of fiscal year 2003 to be in the range of $10.2 to $10.8 million.
    Factors that could cause actual results to differ materially include the following: general economic conditions and conditions specific to the semiconductor industry; fluctuations in customer demand, including loss of key customers, order cancellations or reduced bookings; product mix; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions (both by Xicor and its competitors); Xicor's ability to have available an appropriate amount of low cost foundry production capacity in a timely manner; our foundry partners' timely ability to successfully manufacture products for Xicor using Xicor's proprietary technology; any disruptions of our foundry relationships; manufacturing efficiencies; the ability to continue effective cost reductions; currency fluctuations; unexpected design and manufacturing difficulties; the timely development and introduction of new products and submicron processes, and the risk factors listed from time to time in Xicor's SEC reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended March 30, 2003 (Management's Discussion and Analysis of Financial Condition and Results of Operations, Factors Affecting Future Results section). Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Xicor undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



                              XICOR, INC.
                              -----------
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 -------------------------------------
                              (Unaudited)
               (In thousands, except per share amounts)

                                   Three Months         Six Months
                                       Ended              Ended
                                -------------------  -----------------
                                 June 29,   June 30, June 29, June 30,
                                    2003      2002     2003     2002
                                ----------- -------- -------- --------
Net sales                          $10,069   $9,534  $19,673  $19,581
Cost of sales                        4,729    4,815    9,427    9,827
                                ----------- -------- -------- --------
 Gross profit                        5,340    4,719   10,246    9,754
                                ----------- -------- -------- --------

Operating expenses:
 Research and development            2,623    3,191    5,550    6,197
 Selling, general and
  administrative                     2,567    2,876    5,066    5,872
 Restructuring charge                    -      758        -      758
 Amortization of purchased
  intangible assets                    225      220      450      220
 In-process research and
  development                            -    1,800        -    1,800
                                ----------- -------- -------- --------
                                     5,415    8,845   11,066   14,847
                                ----------- -------- -------- --------

Income (loss) from operations          (75)  (4,126)    (820)  (5,093)
                                ----------- -------- -------- --------

Interest expense                      (126)    (817)    (932)  (1,638)
Interest income                         82      199      225      439
Other income and (expense), net      2,718   (2,500)   2,718   (2,100)
                                ----------- -------- -------- --------
                                     2,674   (3,118)   2,011   (3,299)
                                ----------- -------- -------- --------

Income (loss) before income
 taxes                               2,599   (7,244)   1,191   (8,392)
Provision for income taxes               -        -        -        -
                                ----------- -------- -------- --------
Net income (loss)                   $2,599  $(7,244)  $1,191  $(8,392)
                                =========== ======== ======== ========

Net income (loss) per common
 share:
 Basic                               $0.10   $(0.31)   $0.05   $(0.37)
                                =========== ======== ======== ========
 Diluted                             $0.09   $(0.31)   $0.05   $(0.37)
                                =========== ======== ======== ========

Shares used in per share
 calculations:
 Basic                              26,433   23,375   25,112   22,876
                                =========== ======== ======== ========
 Diluted                            28,306   23,375   26,313   22,876
                                =========== ======== ======== ========


                              XICOR, INC.
                              -----------
                         PRO FORMA INFORMATION
                         ---------------------
                              (Unaudited)
               (In thousands, except per share amounts)

Use of Pro Forma Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, Xicor uses a pro forma measure of net income, which is adjusted to exclude certain costs, expenses, gains and losses. Our pro forma net income (loss) gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, pro forma net income (loss) is among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information should not be considered in isolation or as a substitute for net income prepared in accordance with generally accepted accounting principles in the United States.

                                     Three Months       Six Months
                                         Ended             Ended
                                   ----------------- -----------------
                                   June 29, June 30, June 29, June 30,
                                     2003     2002     2003     2002
                                   -------- -------- -------- --------

Net sales                          $10,069   $9,534  $19,673  $19,581
Cost of sales                        4,729    4,815    9,427    9,827
                                   -------- -------- -------- --------
 Gross profit                        5,340    4,719   10,246    9,754
                                   -------- -------- -------- --------

Operating expenses:
 Research and development            2,623    3,191    5,550    6,197
 Selling, general and
  administrative                     2,567    2,876    5,066    5,872
                                   -------- -------- -------- --------
                                     5,190    6,067   10,616   12,069
                                   -------- -------- -------- --------
Income (loss) from operations          150   (1,348)    (370)  (2,315)
Interest expense                      (126)    (817)    (932)  (1,638)
Interest income                         82      199      225      439
                                   -------- -------- -------- --------

Income (loss) before income taxes      106   (1,966)  (1,077)  (3,514)
Provision for income taxes               -        -        -        -
                                   -------- -------- -------- --------
Net income (loss)                     $106  $(1,966) $(1,077) $(3,514)
                                   ======== ======== ======== ========
Net income (loss) per common share:
 Basic                               $0.00   $(0.08)  $(0.04)  $(0.15)
                                   ======== ======== ======== ========
 Diluted                             $0.00   $(0.08)  $(0.04)  $(0.15)
                                   ======== ======== ======== ========
Shares used in per share
 calculations:
 Basic                              26,433   23,375   25,112   22,876
                                   ======== ======== ======== ========
 Diluted                            28,306   23,375   25,112   22,876
                                   ======== ======== ======== ========

  See Reconciliation of Pro forma Net Income to GAAP Net Income below


                              XICOR, INC.
                              -----------
                RECONCILIATION OF PRO FORMA NET INCOME
                --------------------------------------
                          TO GAAP NET INCOME
                          ------------------
                              (Unaudited)


                                Three Months Ended   Six Months Ended
                               -------------------- ------------------
                                 June 29,  June 30,  June 29, June 30,
                                   2003      2002      2003     2002
                               ----------- -------- --------- --------

Pro forma net income (loss)          $106  $(1,966)  $(1,077) $(3,514)
Items excluded from pro forma:
   Restructuring charge(1)              -     (758)        -     (758)
   Amortization of purchased
    intangible assets(2)             (225)    (220)     (450)    (220)
   In-process research and
    development(3)                      -   (1,800)        -   (1,800)
   Other income and (expense),
    net(4)                          2,718   (2,500)    2,718   (2,100)
                               ----------- -------- --------- --------
Net income (loss)                  $2,599  $(7,244)   $1,191  $(8,392)
                               =========== ======== ========= ========

    Notes:

    (1) In the quarter ended June 30, 2002, the Company recorded a restructuring charge associated with reducing the Company's workforce.
    (2) Ongoing amortization of purchased intangible assets related to the acquisition of Analog Integration Partners (AIP) in April 2002.
    (3) In-process research and development charge related to the acquisition of AIP in April 2002.
    (4) In the quarter ended June 29, 2003, the Company recorded a $2.7 million gain on the repurchase of the Company's outstanding convertible subordinated notes. In the quarter ended March 31, 2002, the Company recorded a one-time benefit of $0.4 million associated with the sale of the Company's wafer fabrication facility in 2000. In the quarter ended June 30, 2002, the Company recorded a $2.5 million non-cash impairment charge related to the decline in value of an investment held in a private company.


                             XICOR, INC.
                             -----------
                     CONSOLIDATED BALANCE SHEETS
                     ---------------------------
                             (Unaudited)
                            (In thousands)

                                                June 29,  December 31,
                                                  2003       2002
                                                ---------  ---------
                                ASSETS
Current assets:
 Cash and cash equivalents                       $11,682     $32,648
 Short-term investments                            9,583       4,648
 Accounts receivable                               4,190       4,606
 Inventories                                       3,557       4,939
 Prepaid expenses and other current assets           607         539
                                                ---------  ---------
    Total current assets                          29,619      47,380

Long-term investments                                  -       1,085
Property, plant and equipment,
 at cost less accumulated depreciation             2,536       3,041
Goodwill                                          10,762      10,762
Purchased intangible assets, net                   1,612       2,062
Other assets                                         202       2,766
                                                ---------  ---------
    Total assets                                 $44,731     $67,096
                                                =========  =========


                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                 $4,833      $6,215
 Accrued expenses                                  5,049       6,136
 Deferred income on shipments to distributors      3,510       5,762
 Current portion of long-term obligations            265         432
                                                ---------  ---------
    Total current liabilities                     13,657      18,545

Convertible subordinated notes                         -      32,506
Long-term obligations                                354         470
                                                ---------  ---------
    Total liabilities                             14,011      51,521
                                                ---------  ---------

Shareholders' equity:
 Preferred stock; 5,000 shares authorized              -           -
 Common stock; 200,000 shares authorized;
  27,017 and 23,737 shares outstanding           163,170     149,216
 Accumulated deficit                            (132,450)   (133,641)
                                                ---------  ---------
    Total shareholders' equity                    30,720      15,575
                                                ---------  ---------
    Total liabilities and shareholders' equity   $44,731     $67,096
                                                =========  =========

    CONTACT: Xicor, Inc.
             Geraldine N. Hench, 408-546-3348 (CFO)
             investors@xicor.com